Exhibit 10.13


                                RONCO CORPORATION

                       RESTICTED STOCK PURCHASE AGREEMENT

      THIS AGREEMENT is made as of the ____ day of June, 2005 by and between Ronco Corporation, a Delaware corporation (the "Company"), and Richard F. Allen, Sr. (the "Purchaser").

      WHEREAS, the Company desires to issue, and the Purchaser desires to acquire, stock of the Company as herein described, on the terms and conditions hereinafter set forth; and

      WHEREAS, the Purchaser is a Director and the President and Chief Executive Officer of the Company,

      NOW, THEREFORE, IT IS AGREED between the parties as follows:

      1. The Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Purchaser, eight hundred thousand three hundred thirteen (800,313) shares of the Common Stock of the Company (the "Stock"), as follows:

            a. On the effective date of this Agreement, the Company will sell 480,188 shares of Stock to the Purchaser at a price of $0.01 per share;

            b. On the first anniversary of the effective date of this Agreement, the Company will sell 160,063 shares of Stock to the Purchaser at a price of $0.01 per share (the "First Anniversary Stock Sale"); and

            c. On the second anniversary of the effective date of this Agreement, the Company will sell 160,062 shares of Stock to the Purchaser at a price of $0.01 per share (the "Second Anniversary Stock Sale").

      2. The Stock shall be subject to the Company's repurchase option set forth in the Purchaser's Employment Agreement of even date herewith (the "Employment Agreement"). Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company (or a parent or subsidiary of the Company) to terminate Purchaser's employment for any reason, with or without cause, under the terms and conditions of the Employment Agreement.

      3. The shares of Stock to be sold to the Purchaser pursuant to Section 1(b) and 1(c) above shall be subject to adjustment for any stock dividend, stock split or similar transaction that occurs prior the First Anniversary Stock Sale (in the case of those shares of Stock pursuant to each of Section 1(b) and 1(c) above) or the Second Anniversary Stock Sale (solely in the case of those shares of Stock pursuant to Section 1(c) above).

      4. Upon a change in control in the Stock of the Company or a sale of substantially all of the Company's assets, the Company's obligations with respect to each of Section 1(b) and 1(c) above will be accelerated.

      5. All certificates representing any shares of Stock of the Company subject to the provisions of this Agreement shall have endorsed thereon legends in substantially the following form (in addition to any other legend which may be required by other agreements between the parties hereto):

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            "The securities represented by this Certificate have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of an effective registration statement as to the securities under said Act or an opinion of counsel satisfactory to the Company that such registration is not required."

      6. Purchaser acknowledges that he is aware that the Stock to be issued to him by the Company pursuant to this Agreement has not been registered under the Act, and that the Stock is deemed to constitute "restricted securities" under Rule 144 promulgated under the Act. In this connection, Purchaser warrants and represents to the Company that Purchaser is purchasing the Stock for Purchaser's own account and Purchaser has no present intention of distributing or selling said stock. Purchaser further warrants and represents that Purchaser
            i) is an "accredited investor" as defined in Rule 501 of Regulation D, and has either (ii) a preexisting personal or business relationships with the Company or any of its officers, directors or controlling persons, or (iii) the capacity to protect his own interests in connection with the purchase of the Stock by virtue of the business or financial expertise of any professional advisors to the Purchaser who are unaffiliated with and who are not compensated by the Company or any of its affiliates, directly or indirectly. Purchaser further acknowledges that the re-sale exemption from registration under Rule 144 will not be available for at least two years from the date of sale of the Stock unless at least one year from the date of sale (i) a public trading market then exists for the Common Stock of the Company, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 are complied with; and that any sale of the Stock may be made only in limited amounts in accordance with such terms and conditions.

      7. The Purchaser agrees that during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Act the Purchaser shall not, to the extent requested by the Company and any underwriter, sell or otherwise transfer or dispose of (other than to donees who agree to be similarly bound), or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock of the Company held by the Purchaser at any time during such period (the "Purchaser's Registrable Securities") except Common Stock included in such registration.

      8. The Company shall not be required (i) to transfer on its books any shares of Stock of the Company which shall have been transferred in violation of any of the provisions set forth in this Agreement or
            (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Stock shall have been so transferred.

      9. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

      10. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the other party hereto at his address hereinafter shown below its signature or at such other address as such party may designate by ten (10) days advance written notice to the other party hereto.

      11. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon the Purchaser, its successors, and assigns.

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      12.   The Purchaser shall reimburse the Company for all costs incurred by the Company in enforcing the performance of, or protecting its rights under, any part of this Agreement, including reasonable costs of investigation and attorneys' fees.

      13. This Agreement shall be governed by and construed in accordance with the laws of the State of California. The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Company's principal place of business.

      14. The parties agree to take all such further action(s) as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the securities that are the subject of this Agreement. The closing hereunder, including payment for and delivery of the Stock, shall occur at the offices of the Company on June __, 2005 or at such other time and place as the parties may mutually agree.

      15. This Agreement is not an employment contract and nothing in this Agreement shall be deemed to create in any way whatsoever any obligations on the part of the Purchaser to continue in the employ of the Company or of the Company to continue the Purchaser in the employ of the Company.

      16. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                          RONCO CORPORATION


                          By: _________________________
                                      Name:
                                     Title:
                                    Address:


                          PURCHASER


                          --------------------------
                          Name:  Richard F. Allen, Sr.
                          Address: